EXHIBIT 99.1

MAX RE CAPITAL LTD. REPORTS FIRST QUARTER NET INCOME OF $0.74 PER DILUTED SHARE:

Hamilton, Bermuda, April 29, 2005 - Max Re Capital Ltd. (NASDAQ: MXRE) today reported net income for the three months ended March 31, 2005 of $36.8 million, or net income of $0.74 per diluted share, compared to net income of $43.0 million, or net income of $0.87 per diluted share, for the three months ended March 31, 2004. Net operating income, which represents net income reduced by net realized gains on sale of fixed maturities, for the three months ended March 31, 2005 was $36.4 million, or net operating income of $0.73 per diluted share, compared with net operating income of $37.2 million, or net operating income of $0.75 per diluted share, for the three months ended March 31, 2004.

Robert J. Cooney, Chairman, President and Chief Executive Officer, commented, “Our gross premiums written grew in the first quarter largely attributable to increased volume in our life and annuity business. Our property and casualty underwriting produced excellent results with a combined ratio of 87.6% for the period. The strong underwriting performance allowed us to achieve reasonable net operating income for the quarter.”

Gross premiums written for the three months ended March 31, 2005 were $455.7 million, of which $312.5 million came from property and casualty underwriting and $143.2 million from life and annuity underwriting, compared to $439.5 million, all from property and casualty underwriting, for the three months ended March 31, 2004. Reinsurance and insurance products account for 79.4% and 20.6%, respectively, of property and casualty gross premiums written in the three months ended March 31, 2005, compared to 90.5% and 9.5%, respectively, of property and casualty gross premiums written for the three months ended March 31, 2004. The decline in property and casualty premiums written is principally due to the non-renewal of three reinsurance contracts in 2005, which accounted for $164.5 million of gross premiums written in 2004. Net premiums earned for the three months ended March 31, 2005 were $308.3 million compared to $198.9 million for the same period of 2004, the increase principally due to a life and annuity contract written and earned in the first three months of 2005, with no comparative for the same period of 2004.

Net investment income for the three months ended March 31, 2005 increased to $23.7 million, from $18.8 million for the same period in 2004 and is principally attributable to increased holdings of cash and fixed maturities during the three months ended March 31, 2005 compared to the three months ended March 31, 2004. Net gains on alternative investments for the three months ended March 31, 2004 were $14.4 million, or a 1.2% rate of return, compared to net gains on alternative investments of $38.5 million, or a 4.1% rate of return, for the same period of 2004. Invested assets were $3.7 billion as of March 31, 2005, with an allocation of approximately 68.2% to cash and fixed maturities and 31.8% to alternative investments.

Total revenue for the three months ended March 31, 2005 increased 32.3% to $348.1 million, compared to $263.2 million of total revenue for the same period in 2004. Growth in revenue in the three months to March 31, 2005 is principally attributable to the 55.0% increase in net premiums earned over the same period in 2004, partially offset by the 62.6% decrease in net gains on alternative investments.

Losses, benefits and experience refunds were $268.3 million for the three months ended March 31, 2005 compared to $166.4 million for the same period in 2004. The increase in losses, benefits and experience refunds for the three months ended March 31, 2005 is principally attributable to the increase in premiums earned. Loss, benefit and experience refunds expense benefited from net favorable development of $4.0 million during the three months ended March 31, 2005.

Acquisition costs for the three months ended March 31, 2005 decreased by 32.3% to $21.5 million compared to $31.8 million for the three months ended March 31, 2004. The reduction is attributable to the change in premium mix, with life and annuity products typically having lower acquisition costs compared to property and casualty reinsurance and insurance products.

Interest expense for the three months ended March 31, 2005 decreased 47.4% from the same period in 2004. The decrease is principally attributable to a lower average interest crediting rate on funds withheld balances with reinsurers, partially offset by the interest expense on additional funds withheld from those reinsurers during the three months ended March 31, 2005.

General and administrative expenses for the three months ended March 31, 2005 were $15.3 million compared to $10.2 million for the same period in 2004. General and administrative expenses for the three months ended March 31, 2005 were 4.9% of net premiums earned compared to 5.1% of net premiums earned for the three months ended March 31, 2004.

Shareholders’ equity was $964.1 million at March 31, 2005. Book value per share at March 31, 2005 was $20.77 per share, compared to $20.45 at December 31, 2004. Annualized return on average shareholders’ equity for the three months ended March 31, 2004 was 15.3%.

Max Re Capital Ltd., through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future operating results, please refer to the Company’s most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes

Executive Vice President & CFO

441-296-8800

keithh@maxre.bm

N. James Tees

Senior Vice President & Treasurer

441-296-8800

jimt@maxre.bm

MAX RE CAPITAL LTD.

CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States Dollars, except per share and share amounts)

	March 31, 2005	December 31, 2004
	(Unaudited)
ASSETS
Cash and cash equivalents	$262,739	$239,188
Fixed maturities, available for sale at fair value	2,245,390	2,156,011
Alternative investments, at fair value	1,170,187	1,119,028
Accrued interest income	26,190	24,257
Premiums receivable	322,668	262,714
Losses recoverable from reinsurers	410,596	388,067
Funds withheld	17,599	17,599
Deferred acquisition costs	90,797	54,770
Deferred charges	6,063	6,958
Prepaid reinsurance premiums	80,978	79,337
Other assets	22,997	19,426

Total assets	$4,656,204	$4,367,355

LIABILITIES
Property and casualty losses and experience refunds	$1,562,269	$1,455,099
Life and annuity benefits and experience refunds	790,507	666,101
Deposit liabilities	226,829	266,479
Funds withheld from reinsurers	311,767	301,100
Unearned property and casualty premiums	551,513	447,633
Reinsurance balances payable	44,747	50,258
Accounts payable and accrued expenses	54,483	93,694
Bank loan	150,000	150,000

Total liabilities	3,692,115	3,430,364

SHAREHOLDERS’ EQUITY
Preferred shares (par value $1.00) 20,000,000 shares authorized; no shares issued or outstanding	—	—
Common shares (par value $1.00) 200,000,000 shares authorized; 46,417,878 (2004 - 45,825,880) shares issued and outstanding	46,418	45,826
Additional paid-in capital	663,411	652,029
Loans receivable from common share sales	(465)	(10,515)
Unearned stock grant compensation	(21,513)	(13,294)
Accumulated other comprehensive income	103	22,227
Retained earnings	276,135	240,718

Total shareholders’ equity	964,089	936,991

Total liabilities and shareholders’ equity	$4,656,204	$4,367,355

Book Value Per Share	$20.77	$20.45

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

(Expressed in thousands of United States Dollars, except per share and share amounts)

	Three Months Ended March 31
	2005	2004
REVENUES
Gross premiums written	$455,689	$439,531
Reinsurance premiums ceded	(44,019)	(42,787)

Net premiums written	$411,670	$396,744

Earned premiums	$350,328	$233,290
Earned premiums ceded	(42,004)	(34,392)

Net premiums earned	308,324	198,898

Net investment income	23,689	18,846
Net gains on alternative investments	14,377	38,476
Net realized gains on sale of fixed maturities	390	5,781
Other income	1,318	1,168

Total revenues	348,098	263,169

LOSSES AND EXPENSES
Losses, benefits and experience refunds	268,298	166,385
Acquisition costs	21,502	31,783
Interest expense	6,232	11,843
General and administrative expenses	15,257	10,169

Total losses and expenses	311,289	220,180

NET INCOME	36,809	42,989

Change in net unrealized appreciation of fixed maturities	(21,515)	18,729
Foreign currency translation adjustment	(609)	(139)

COMPREHENSIVE INCOME	$14,685	$61,579

Basic earnings per share	$0.80	$0.94

Diluted earnings per share	$0.74	$0.87

Diluted net operating earnings per share	$0.73	$0.75

Weighted average shares outstanding - basic	46,166,537	45,547,393

Weighted average shares outstanding - diluted	49,914,515	49,332,004

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

(Expressed in thousands of United States Dollars)

	Three months ended March 31,
	2005	2004
Preferred shares
Balance, beginning of period	$—	$—

Balance, end of period	—	—

Common shares
Balance, beginning of period	45,826	45,185
Issue of shares	592	541
Repurchase of shares	—	—

Balance, end of period	46,418	45,726

Additional paid-in capital
Balance, beginning of period	652,029	637,772
Issue of common shares	11,131	12,453
Stock option expense	251	129
Repurchase of shares	—	—

Balance, end of period	663,411	650,354

Loans receivable from common share sales
Balance, beginning of period	(10,515)	(11,965)
Loans granted	—	—
Loans repaid	10,050	—

Balance, end of period	(465)	(11,965)

Unearned stock grant compensation
Balance, beginning of period	(13,294)	(4,032)
Stock grants awarded	(10,463)	(12,994)
Amortization	2,244	1,332

Balance, end of period	(21,513)	(15,694)

Accumulated other comprehensive income
Balance, beginning of period	22,227	25,790
Holding gains (losses) on fixed maturities arising in period	(21,125)	24,510
Net realized gains included in net income	(390)	(5,781)
Currency translation adjustments	(609)	(139)

Balance, end of period	103	44,380

Retained earnings
Balance, beginning of period	240,718	112,480
Net income	36,809	42,989
Dividends paid	(1,392)	(1,371)

Balance, end of period	276,135	154,098

Total shareholders’ equity	$964,089	$866,899

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Expressed in thousands of United States Dollars)

	Three Months Ended March 31
	2005	2004
OPERATING ACTIVITIES
Net income	$36,809	$42,989
Adjustments to reconcile net income to net cash from operating activities:
Amortization of unearned stock based compensation	2,495	1,461
Amortization of premium on fixed maturities	2,413	2,046
Net realized gains on sale of fixed maturities	(390)	(5,781)
Alternative investments	(51,418)	(157,046)
Accrued interest income	(1,933)	(1,232)
Premiums receivable	(59,954)	(64,998)
Losses recoverable from reinsurers	(22,529)	(31,811)
Funds withheld	—	(19,160)
Deferred acquisition costs	(36,027)	(42,785)
Deferred charges	895	(4,515)
Prepaid reinsurance premiums	(1,641)	(7,905)
Other assets	(3,571)	(7,649)
Property and casualty losses and experience refunds	107,170	146,174
Life and annuity benefits and experience refunds	124,406	(6,074)
Funds withheld from reinsurers	10,667	25,219
Unearned property and casualty premiums	103,880	206,569
Reinsurance balances payable	(5,511)	(20,460)
Accounts payable and accrued expenses	(39,211)	(19,726)

Cash from operating activities	166,550	35,316

INVESTING ACTIVITIES
Purchase of fixed maturities	(589,498)	(374,228)
Sales of fixed maturities	464,420	322,061
Redemptions of fixed maturities	12,420	12,889

Cash used in investing activities	(112,658)	(39,278)

FINANCING ACTIVITIES
Net proceeds from issuance of common shares	1,260	—
Dividends	(1,392)	(1,371)
Additions to deposit liabilities	13,916	30,407
Payment of deposit liabilities	(53,566)	(54,983)
Notes and loans repaid	10,050	—

Cash used in financing activities	(29,732)	(25,947)

Effect of exchange rate on cash	(609)	(139)

Net increase (decrease) in cash and cash equivalents	23,551	(30,048)

Cash and cash equivalents, beginning of period	239,188	201,515

CASH AND CASH EQUIVALENTS, END OF PERIOD	$262,739	$171,467

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid totaled $1,589 and $1,152 for the three months ended March 31, 2005 and 2004, respectively.

MAX RE CAPITAL LTD.

SCHEDULE OF SUPPLEMENTAL DATA - MARCH 31, 2005

Year to Date Segment Information: (in 000’s US$)	Property & Casualty			Life & Annuity	Corporate	Consolidated
	Reinsurance	Insurance	Total	Reinsurance
Gross premiums written	$248,210	$64,255	$312,465	$143,224	$—	$455,689
Reinsurance premiums ceded	(15,978)	(28,000)	(43,978)	(41)	—	(44,019)

Net premiums written	$232,232	$36,255	$268,487	$143,183	$—	$411,670

Earned premiums	$139,318	$67,786	$207,104	$143,224	$—	$350,328
Earned premiums ceded	(12,566)	(29,397)	(41,963)	(41)	—	(42,004)

Net premiums earned	126,752	38,389	165,141	143,183	—	308,324

Net investment income	—	—	—	—	23,689	23,689
Net gains on alternative investments	—	—	—	—	14,377	14,377
Net realized gains on sales of fixed maturities	—	—	—	—	390	390
Other income	—	—	—	—	1,318	1,318

Total revenues	126,752	38,389	165,141	143,183	39,774	348,098

Losses, benefits and experience refunds	89,722	27,561	117,283	151,015	—	268,298
Acquisition costs	20,857	424	21,281	221	—	21,502
Interest expense	—	—	—	—	6,232	6,232
General and administrative expenses	3,644	2,529	6,173	1,039	8,045	15,257

Total losses and expenses	114,223	30,514	144,737	152,275	14,277	311,289

Net income (loss) before minority interest	$12,529	$7,875	$20,404	$(9,092)	$25,497	$36,809

Loss Ratio (a)	70.8%	71.8%	71.0%
Combined Ratio (b)	90.1%	79.5%	87.6%

(a)	The loss ratio is calculated by dividing losses, benefits and experience refunds by net premiums earned.
(b)	The combined ratio is calculated by dividing total losses and expenses by net premiums earned.

			Periodic Rate of Return
Selected Investment Return Data:	Fair Value*	Investment %’s	Last 3 Months	Last 12 Months	Last 36 months**
Cash and Fixed Maturities	$2,508,129	68.2%	0.14%	1.69%	5.44%

Global Macro	$137,284	3.7%	-1.58%	5.05%	12.41%
Long / Short Equity	129,639	3.5%	3.51%	5.16%	8.96%
Convertible Arbitrage	43,266	1.2%	-2.95%	-4.81%	5.49%
Diversified Arbitrage	182,892	5.0%	1.13%	4.16%	7.98%
Distressed Securities	159,210	4.3%	2.97%	19.87%	22.30%
Opportunistic	24,556	0.7%	5.84%	27.39%	13.17%
Emerging Markets	73,239	2.0%	6.50%	23.66%	18.57%
Fixed Income Arbitrage	85,420	2.3%	-1.14%	-1.89%	9.32%
Event-Driven Arbitrage	128,446	3.5%	2.96%	13.23%	14.53%
Commodity Trading Advisers	65,471	1.8%	-0.92%	-8.47%	2.97%
Credit Long / Short	74,634	2.0%	0.81%	9.92%	8.21%

MDS	1,104,057	30.0%	1.22%	6.60%	10.48%

Insurance Underwriting	66,130	1.8%	0.69%	-12.04%	5.15%

Alternative Investments	$1,170,187	31.8%	1.20%	5.24%	10.20%

Total Investments	$3,678,316	100.0%	0.46%	2.87%	7.10%

*	Expressed in thousands of United States Dollars
**	Annualized